SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)		October 6, 2005

ELECTRONICS BOUTIQUE HOLDINGS CORP.
(Exact Name of registrant as specified in charter)

Delaware	000-24603	51-0379406
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

931 South Matlack Street, West Chester, PA		19382
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(610) 430-8100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01  Regulation FD Disclosure

ITEM 8.01  Other Events

On October 6, 2005, Electronics Boutique Holdings Corp. (“Electronics Boutique”) held its Annual Meeting of Stockholders.  At the Annual Meeting of Stockholders, stockholders approved the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 17, 2005, by and among GameStop Corp., GameStop, Inc., GSC Holdings Corp., Cowboy Subsidiary LLC, Eagle Subsidiary LLC and Electronics Boutique.  A copy of the joint press release of Electronics Boutique and GameStop Corp. announcing the approval by each company’s stockholders of the transactions contemplated by the Merger Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Closing of the transactions contemplated by the Merger Agreement is scheduled for October 8, 2005 and the merger is expected to be effective as of 11:59 p.m. on October 8, 2005.

The results of voting at the Annual Meeting of Stockholders are as follows:

I.                                         Adoption of Merger Agreement with GameStop Corp.

FOR	AGAINST	ABSTAIN
21,315,923	39,861	1,530

II.                                     Adoption of the Holdco 2005 Incentive Plan

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
15,282,470	6,071,254	3,590	2,053,302

III.                                 Election of Directors

	FOR	WITHHELD

Dean S. Adler	18,924,417	4,486,199
Jeffrey W. Griffiths	22,106,143	1,304,473
James J. Kim	22,078,108	1,332,508
Susan Y. Kim	21,972,527	1,438,089
Louis J. Siana	21,808,455	1,602,161
Alfred J. Stein	23,162,322	248,294
Stanley (Mickey) Steinberg	23,162,317	248,299

IV.                                 Approval and ratification of the appointment of KPMG LLP as Electronics Boutique’s registered independent public accounting firm for the fiscal year ending January 28, 2006.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
23,290,226	118,100	2,290	-0-

ITEM 9.01  Financial Statements and Exhibits

d)  Exhibits

The following exhibit is filed in accordance with Item 601 of Regulation S-K:

Exhibit 99.1  Press Release dated October 6, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Electronics Boutique Holdings Corp.

	By:	/s/ James A. Smith
		Name:	James A. Smith
		Title:	Senior Vice President and Chief
Financial Officer

Date: October 6, 2005